Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: PYXUS INTERNATIONAL, INC., et al.,[1] Debtors.	§ § § § § § § § §	Chapter 11 Case No. 20-11570 (LSS) (Jointly Administered) Ref: Docket Nos. 7 & 89

NOTICE OF (I) DISCLOSURE PROCEDURES APPLICABLE TO CERTAIN

HOLDERS OF COMMON STOCK, AND (II) DISCLOSURE PROCEDURES

FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS

WITH RESPECT TO COMMON STOCK

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF PYXUS INTERNATIONAL, INC. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that on June 15, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed petitions with the United States Bankruptcy Court for the District of Delaware (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of, or from, the Debtors’ estates or to exercise control over property of, or from, the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Motion for Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 7] (the “Motion”).

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The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s United States federal tax identification number, are: Pyxus International, Inc. (6567), Alliance One International, LLC (3302), Alliance One North America, LLC (7908), Alliance One Specialty Products, LLC (0115) and GSP Properties, LLC (5603). The Debtors’ mailing address is 8001 Aerial Center Parkway, Morrisville, NC 27560-8417.

PLEASE TAKE FURTHER NOTICE that on June 17, 2020, the Court entered the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 89] (the “Order”) approving procedures for certain transfers of Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a 50% Shareholder may not claim a worthless stock deduction in respect of the Common Stock, or Beneficial Ownership of Common Stock, in violation of the Procedures, and any such deduction in violation of such Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity or individual, the proposed notice, solicitation, and claims agent for the Debtors, Prime Clerk LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.deb.uscourts.gov for a fee, or by accessing the Debtors’ restructuring website at https//www.primeclerk.com/pyxus.

(2)	Capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Order or the Motion, as applicable.

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion will be held on July 17, 2020, at 11:00 a.m. (Eastern Time). Any objections or responses to entry of a final order on the Motion must be filed on or before 4:00 p.m. (Eastern Time) on July 10, 2020, and served on the following parties: (i) the Office of the United States Trustee for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: David L. Buchbinder, Esq. (david.l.buchbinder@usdoj.gov)); (ii) Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (Attn: Sandeep Qusba (squsba@stblaw.com), Michael Torkin (michael.torkin@stblaw.com), and Nicholas Baker (nbaker@stblaw.com)), proposed co-counsel for the Debtors; (iii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Pauline K. Morgan (pmorgan@ycst.com) and Kara Hammond Coyle (kcoyle@ycst.com)), proposed co-counsel for the Debtors; (iv) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Kristopher Hansen, Esq. (khansen@stroock.com) and Jonathan Canfield, Esq. (jcanfield@stroock.com)), co-counsel to the Ad Hoc First Lien Group; (v) Pachulski Stang Ziehl & Jones LLP, 919 N. Market Street, 17th Floor, Wilmington, Delaware 19801 (Attn: Bradford J. Sandler, Esq. (bsandler@pszjlaw.com) and James E. O’Neill, Esq. (joneill@pszjlaw.com)), co-counsel to the Ad Hoc First Lien Group; (vi) Wachtell Lipton Rosen & Katz, 51 West 52nd Street, New York, New York 10019 (Attn: Joshua Feltman (jafeltman@wlrk.com) and Benjamin Arfa (bsarfa@wlrk.com)), co-counsel to the Ad Hoc Crossholder Group; (vii) Morris, Nichols, Arsht &

Tunnell LLP, 1201 North Market Street, Wilmington, Delaware 19801 (Attn. Derek C. Abbott (dabbott@mnat.com)), co-counsel to the Ad Hoc Crossholder Group; (viii) White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 (Attn: Scott Greissman (sgreissman@whitecase.com) and Andrew Zatz (azatz@whitecase.com)), counsel to the ABL Agent; (ix) counsel to any committee appointed in these Chapter 11 Cases; and (x) any other party entitled to notice under Bankruptcy Rule 2002. In the event no objections to entry of a final order on the Motion are timely received, this Court may enter such final order without need for the Final Hearing.

PLEASE TAKE FURTHER NOTICE THAT FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THE ORDER SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PROVISIONS OF SECTION 362 OF THE BANKRUPTCY CODE.

PLEASE TAKE FURTHER NOTICE THAT ANY PROHIBITED PURCHASE, SALE, OTHER TRANSFER OF COMMON STOCK, BENEFICIAL OWNERSHIP THEREIN, OR OPTION WITH RESPECT THERETO IN VIOLATION OF THE ORDER IS PROHIBITED AND SHALL BE NULL AND VOID AB INITIO AND MAY BE SUBJECT TO ADDITIONAL SANCTIONS AS THIS COURT MAY DETERMINE.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

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Dated: June 18, 2020 Wilmington, Delaware	YOUNG CONAWAY STARGATT & TAYLOR, LLP /s/ Ashley E. Jacobs

Pauline K. Morgan (No. 3650)

Kara Hammond Coyle (No. 4410)

Ashley E. Jacobs (No. 5635)

Tara C. Pakrouh (No. 6192)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone:     (302) 571-6600

Facsimile:      (302) 571-1253

Email:            pmorgan@ycst.com

kcoyle@ycst.com

ajacobs@ycst.com

tpakrouh@ycst.com

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SIMPSON THACHER & BARTLETT LLP

Sandeep Qusba (admitted pro hac vice)

Michael H. Torkin (admitted pro hac vice)

Kathrine A. McLendon (admitted pro hac vice)

Nicholas E. Baker (admitted pro hac vice)

Daniel L. Biller (admitted pro hac vice)

Jamie J. Fell (admitted pro hac vice)

425 Lexington Avenue

New York, New York 10017

Telephone:     (212) 455-2000

Facsimile:      (212) 455-2502

Email:            squsba@stblaw.com

michael.torkin@stblaw.com

kmclendon@stblaw.com

nbaker@stblaw.com

daniel.biller@stblaw.com

jamie.fell@stblaw.com

Proposed Counsel to the Debtors and Debtors in Possession

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